UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 23, 2015


                           DIVERSIFIED RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)

         Nevada                          None                    98-0687026
  --------------------            ------------------          ---------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
      of incorporation)                                      Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (303) 797-5417


                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry Into a Material Definitive Agreement

     On December 23, 2015, the Company entered into an agreement to acquire Ultra-Energy Solutions and Vinco Logistics, LLC for approximately 18,858,400 shares of the Company's restricted common stock

     Greeley, Colorado-based Ultra-Energy Services and Vinco Logistics, LLC together offer a full range of services to the Rocky Mountain energy and construction industries, including turnkey road and drill site construction, materials handling and disposal, and crane and trucking operations.

     Ultra and Vinco, which together have over 90 employees, will operate as a wholly-owned subsidiary of the Company and are not expected to experience any change in management, operations, policies or business practices.

     The closing of the transaction is expected to occur in the first quarter of 2016, subject to completion of due diligence and audit requirements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 29, 2015            DIVERSIFIED RESOURCES, INC.



                                    By: /s/ Roger P. May
                                        --------------------------------------
                                        Roger P. May
                                        Secretary to the Board of Directors